Exhibit 99.6
PRELIMINARY PROXY CARD
SUBJECT TO COMPLETION

Focus Impact BH3 Acquisition Company
1345 Avenue of the Americas, 33rd Floor
New York, New York 10105

SPECIAL MEETING
OF STOCKHOLDERS OF FOCUS IMPACT BH3 ACQUISITION COMPANY
YOUR VOTE IS IMPORTANT
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                , 2025.

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the notice and proxy statement/prospectus, dated                 , 2025, in connection with the special meeting of stockholders (the “Stockholder Meeting”) of Focus Impact BH3 Acquisition Company (“BHAC”) to be held at  [a.m./p.m.] Eastern Time on                 , 2025, via a virtual meeting, and hereby appoints Carl Stanton and Ernest Lyles, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all stock of BHAC registered in the name provided, which the undersigned is entitled to vote at the Stockholder Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the accompanying proxy statement/prospectus.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2.

(Continued and to be marked, dated and signed on reverse side)
Please mark vote as indicated in this example	☒	THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

Proposal No. 1—The Business Combination Proposal— To consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of March 11, 2024 (as it may be amended or restated from time to time, the “Business Combination Agreement”), by and among Focus Impact BH3 Acquisition Company, a Delaware corporation (“Focus Impact”), Focus Impact BH3 NewCo, Inc., a Delaware corporation and wholly owned subsidiary of Focus Impact (“NewCo”), Focus Impact BH3 Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of NewCo (“Merger Sub 1”), Focus Impact BH3 Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of NewCo (“Merger Sub 2”), and XCF Global Capital, Inc., a Nevada corporation (“XCF”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A. The Business Combination Agreement provides for, among other things, the merger of Focus Impact with and into Merger Sub 1, with Merger Sub 1 surviving the merger as a direct wholly owned subsidiary of NewCo, and the merger of Merger Sub 2 with and into XCF, with XCF surviving the merger as a direct wholly owned subsidiary of NewCo, in accordance with the terms and subject to the conditions of the Business Combination Agreement as more fully described elsewhere in the accompanying proxy statement/prospectus (the “Business Combination Proposal”); and
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal No. 2—The Adjournment Proposal— To consider and vote upon a proposal to adjourn the special meeting of Focus Impact’s stockholders to a later date or dates, if necessary, (i) to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the special meeting, there are insufficient votes to approve the Business Combination Proposal or (ii) where the board of directors of Focus Impact has determined it is otherwise necessary.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Dated:	, 2025

(Signature)
(Signature if held jointly)

Signature should agree with name printed hereon. If shares are held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS SET FORTH IN PROPOSALS 1 AND 2 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE STOCKHOLDER MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.